EXHIBIT 10(u)(vi)



                  FIRST AMENDED EXECUTIVE EMPLOYMENT AGREEMENT


     This First Amended Executive Employment Agreement (hereafter referred to as this "Agreement") is made by and between UST Corp., a Massachusetts corporation, (the "Company") and Katharine C. Armstrong (the "Employee") as of the 1st day of February, 1996 (the "Effective Date"), amending in part and restating that certain Executive Employment Agreement between the parties dated as of the 24th day of October, 1994 (the "Original Agreement").

     In consideration of the mutual promises, terms and conditions contained in this Agreement, the parties agree as follows:

    1. Employment. The Company agrees to continue the employment of the Employee, and the Employee agrees to continue in the service of the Company, subject to the terms and conditions contained in this Agreement.

    2. Term. Subject to earlier termination, as provided hereafter, the Employee's employment hereunder shall be for an initial term of two (2) years, commencing on the Effective Date, which term shall automatically renew thereafter for successive terms of one year each unless either party gives notice to the other at least sixty (60) days prior to the expiration of the initial or any renewal term that this Agreement shall not renew. Notwithstanding the foregoing, in the event that this Agreement is in effect on the date of consummation of a Change of Control, as defined in Section 6.g.ii below, this Agreement shall automatically be extended on said date such that the remaining term of the Agreement shall then be two (2) years, but this Agreement shall be renewable thereafter only by a written agreement signed by the Employee and a duly authorized representative of the Company. The term of this Agreement, as from time to time renewed or extended in accordance with this Section 2, is hereafter referred to as "the term hereof" or "the term of this Agreement".

    3.  Performance.

     a. During the term hereof, the Employee shall hold such executive position or positions with the Company as he/she held on the Effective Date hereof and/or such other executive position or positions with the Company, its affiliates and subsidiaries to which the parties may hereafter from time to time agree and the Employee shall perform the duties and assume the responsibilities of such positions and such other appropriate duties and responsibilities as may be assigned by the Board of Directors of the Company (the "Board") or its designees.

     b. During employment, the Employee shall devote his/her full business time and best efforts, judgment, skill and knowledge exclusively to the advancement of the Company's interests and to the discharge of his/her duties and responsibilities for the Company. While employed by the Company, the Employee shall not be engaged in any other business activity, except as approved by the Board, the President or the Board's designee in writing. It is agreed, however, that the provisions of this Section 3.b shall not be violated by the Employee's holding of directorships or related positions in charitable, educational or not-for-profit organizations which do not involve continuous or substantial time commitments or by passive personal investment activities, provided that such positions and activities are not in conflict, and do not otherwise interfere, with the Employee's duties and responsibilities to the Company and its subsidiaries.

    4. Compensation. As compensation for all services performed for the Company and its subsidiaries during the term of this Agreement, the Company shall pay the Employee a base salary at an annual rate not less than the Employee's base salary on the Effective Date, subject to increase from time to time by the Company in its discretion. Notwithstanding the foregoing, the Company may reduce the Employee's base salary, but (i) only in the event of a salary reduction affecting all or substantially all of the Company's officers employed under an executive employment agreement and only in proportion to the salary reductions applicable to such other affected officers and (ii) only if no Change of Control has occurred.

    5. Employee Benefits. During the term hereof, the Employee shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, excluding only plans providing payments and/or other benefits in the event of termination of employment. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Company policies and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan.

    6. Termination of Employment. Notwithstanding the provisions of Section 2 above, the Employee's employment under this Agreement shall terminate under the following circumstances and, in that event, the Company shall have only such obligations to the Employee as are specified below under the applicable termination provision:

              a. Upon Death. In the event of the Employee's death during the term hereof, the Employee's employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to the Employee's estate, any base salary earned and unpaid through the date of death.

              b. As a Result of Disability. In the event that the Employee becomes disabled during the term hereof and, as a result, is unable to perform substantially all of his/her duties for the Company for more than one hundred and twenty (120) days during any period of three hundred and sixty-five (365) days, the Company may terminate the Employee's employment without further obligation upon notice to the Employee. In the event of such disability, the Employee will continue to receive his/her base salary and benefits under Sections 4 and 5 hereof until the earlier of the date the Employee becomes eligible for disability income under the Company's long-term disability or workers' compensation insurance plan or the date his/her employment terminates.

              c. By the Company for Cause. The Company may terminate the Employee's employment for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (i) the Employee's refusal to perform, or gross negligence in the performance of, his/her duties or responsibilities on behalf of the Company and, if applicable, its affiliates and subsidiaries; (ii) the Employee's fraud, embezzlement or other material dishonesty with respect to the Company or any of its affiliates or subsidiaries; (iii) the Employee's gross misconduct or his/her conviction of, or plea of no contest to, a felony. In the event of such termination, the Company shall have no further obligation to the Employee, other than for base salary earned through the date of termination.

              d. By the Company other than for Cause. The Company may terminate the Employee's employment other than for Cause upon notice to the Employee under this subsection d or under subsection g below, whichever is applicable. In the event of such termination prior to, or more than two years following, a Change of Control and provided that the Employee executes the release of claims attached hereto and marked "A" (the "Employee Release") within twenty-one (21) days of his/her receipt of notice of termination of employment and does not timely revoke the Employee Release, the Company:

                           i. shall pay the Employee  severance pay in an amount
                  equal to twelve (12) months' base salary at the rate in effect on the date of termination, which the Employee may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Employee Release or
                  (B) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the effective date of the Employee Release, but retroactive to the date of termination and,

                           ii. at the Employee's election, (A) shall continue to
                  pay, for the period of twelve (12) months following termination of the Employee's employment or, if earlier, until the date the Employee is covered under another employer's health plan that is comparable to that of the Company (the "Post-Employment Health Coverage Period"), that share of the premium cost of Employee's participation and that of his/her eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally OR (B) shall pay the Employee a single lump sum payment equal to the amount that the Company would have expended if participation had been elected and continued for a period of twelve (12) months, which lump sum shall be payable within thirty (30) days following the effective date of the Employee Release, and the Employee and his/her eligible dependents may exercise any rights they have under COBRA to continue participation in the group health plan at their cost, effective as of the date the Employee's employment terminates. Should the Employee elect option (A) above, the period of any continued health coverage to which the Employee and his/her eligible dependents may be entitled under Sections 601-607 of ERISA and Section 4980B of the Internal Revenue Code (collectively referred to as "COBRA") as a result of the Employee's termination of employment will commence at the end of the above-defined Post-Employment Health Coverage Period. Notwithstanding anything to the contrary contained herein, the Employee may only elect option (A) directly above if the Employee elects to receive payment under subparagraph d.i., directly above, in the form of salary continuation.

              e. By the Employee for Good Reason. The Employee may terminate employment hereunder for Good Reason upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Employee: (i) failure of the Company to continue the Employee in his/her executive position; (ii) a change adverse to the Employee in the Employee's primary reporting relationship; (iii) material diminution in the nature or scope of the Employee's responsibilities, duties or authority; (iv) material failure of the Company to provide the Employee base salary and benefits in accordance with the terms of Sections 4 and 5 hereof; or
(v) a permanent transfer of the Employee to a work site more than twenty-five miles distant from his/her work site on the Effective Date. In the event of termination in accordance with this Section 6.e, the Company shall provide the Employee base salary and health insurance benefits in accordance with Section 6.d hereof, provided that the Employee executes the Employee Release within twenty-one (21) days of his/her notice of termination of employment and provided further that the Employee does not timely revoke the Employee Release.

              f. By the Employee other than for Good Reason. The Employee may resign employment other than for Good Reason at any time upon one month's notice to the Company. In the event of such termination, the Company shall have no further obligation to the Employee, other than for base salary earned through the date of termination.

              g. Upon a Change of Control.

                      i. If a Change of Control (as defined in subsection g.ii below) occurs and, within two (2) years following such Change of Control, the Company terminates the Employee's employment other than for Cause, or the Employee terminates his/her employment for Good Reason, and the Employee executes the Employee Release within twenty-one (21) days of the date of notice of termination of his/her employment and does not timely revoke it, then, in lieu of any payment and benefits to which the Employee would otherwise be entitled under Section 6.d or 6.e hereof, the Company

                         (1) shall pay the Employee an amount equal to twenty-four (24) months' base salary at the rate in effect on the date of termination of the Employee's employment, which the Employee may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Employee Release or (B) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday following the effective date of the Employee Release, but retroactive to the date of termination, and

                         (2) at the Employee's election, (A) shall continue to pay, for the period of twenty-four months following termination of the Employee's employment or, if earlier, until the date the Employee is covered under another employer's health plan that is comparable to that of the Company (the "Post-Employment Health Coverage Period"), that share of the premium cost of Employee's participation and that of his/her eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally OR (B) shall pay the Employee a single lump sum payment equal to the amount that the Company would have expended if participation had been elected and continued for a period of twenty-four (24) months, which lump sum shall be payable within thirty (30) days following the effective date of the Employee Release, and the Employee and his/her eligible dependents may exercise their rights under COBRA to continue participation in the group health plan at their cost effective as of the date his/her employment terminates. Should the Employee elect option (A) above, the period of any continued health coverage to which the Employee and his/her eligible dependents may be entitled under COBRA as a result of the Employee's termination of employment will commence at the end of the above-defined Post-Employment Health Coverage Period. Notwithstanding anything to the contrary contained herein, the Employee may only elect option (A) directly above if the employee elects to receive payment under subparagraph g.i.(1) in the form of salary continuation.

                         (3) Upon a Change of Control as defined in the Company's Stock Compensation Plan as amended by the Company from time to time (the "Plan"), the vesting of any UST Restricted Common Stock ("Restricted Stock") or stock options to purchase UST Common Stock granted to the Employee and not yet exercised, expired, surrendered or canceled shall be in accordance with the Plan.

                         (4) If in connection with a Change of Control as defined in the Plan any other employees who hold stock options under the Plan or Restricted Stock will have their options or Restricted Stock or both cashed out, whether under the Plan or otherwise, the Employee shall have the right to have all or any of such options or Restricted Stock or both cashed out on the same basis and at the same time the options and Restricted Stock of such other employees are cashed out.

                  ii. Except as otherwise provided with respect to subparagraphs g.i.(3) and g.i.(4) directly above, a "Change of Control" shall be deemed to have been consummated if hereafter

                         (A) any "person", as such term used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") other than the Company or any of its subsidiaries or affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, of securities representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

                         (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or
     (D) of this Section 6.g.(ii) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                         (C) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control; or

                         (D) the stockholders of the Company approve a plan of a complete liquidation of the Company; or

                         (E)  there   occurs  a  closing  of  a  sale  or  other
     disposition by the Company of all or substantially all of the Company's assets.

              h. Upon Expiration of the Term Hereof. Notice by the Company pursuant to Section 2 hereof that this Agreement shall not renew shall be treated as termination by the Company other than for Cause pursuant to Section 6.d. Notice by the Employee pursuant to Section 2 hereof that this Agreement shall not renew shall be treated as a termination by the Employee of his/her employment other than for Good Reason.

    7. Confidential Information.

              a. The Employee acknowledges that the Company continually develops Confidential Information, that the Employee may develop Confidential Information for the Company and that the Employee may learn of Confidential Information during the course of employment. The Employee agrees to comply with the policies and procedures of the Company for protecting Confidential Information and agrees that he shall never disclose to any person, corporation or other entity, except as required for the proper performance of his/her regular duties for the Company, and shall never use for his/her own benefit or that of another, any Confidential Information obtained by the Employee incident to his/her employment or other association with the Company or any of its affiliates or subsidiaries. The Employee understands that this restriction will continue to apply throughout his/her employment and after his/her employment terminates, regardless of the reason for such termination; provided, however, that the obligations contained in this Section 7 shall not apply to any Confidential Information that becomes publicly known through no fault of the Employee or that the Employee is otherwise required by law or regulation to disclose.

              b. As used in this Agreement, "Confidential Information" means any and all information of the Company, its subsidiaries and affiliates, that is not generally known by others with whom any of them competes or does business, or with whom any of them plans to compete or do business, including without limitation any and all information concerning the identity and special needs of the customers of the Company, its subsidiaries and affiliates and the people and organizations with whom any of them has business relationships and those relationships. Confidential Information also includes any information received by the Company or any of its subsidiaries or affiliates from others with any understanding, express or implied, that it will not be disclosed.

    8. Non-Solicitation. While the Employee is employed by the Company and (a) for a period of two years following the termination of his/her employment pursuant to Section 6.b or 6.c or 6.f hereof or (b) in the event of termination pursuant to Section 6.d or 6.e or 6.g hereof, for a period equal to the months of severance pay provided the Employee thereunder:

              (i) the Employee shall not, directly or indirectly, solicit or encourage any customer of the Company or any of its subsidiaries or affiliates to terminate or diminish substantially its relationship with the Company or any of its subsidiaries or affiliates and

              (ii) the Employee shall not, directly or indirectly, hire or attempt to hire any executive personnel of the Company or any of its subsidiaries or affiliates or solicit or encourage any executive personnel of the Company or any of its subsidiaries or affiliates to discontinue employment with the Company or any of its subsidiaries or affiliates.

For purposes of this Section 8, the term "months of severance pay" shall mean the quotient of the total sum of payments to be made to the Employee under the applicable termination provision divided by the Employee's base salary at the monthly rate in effect on the date of termination.

    9. Remedies. The Employee acknowledges that, if he/she were to breach any of the provisions of Section 7 or Section 8 of this Agreement, the harm to the Company would be irreparable. The Employee therefore agrees that, in addition to any other remedies available to it, the Company shall be entitled to obtain preliminary and permanent injunctive relief against any such breach, without having to post bond.

    10. Taxes. All payments made to the Employee under this Agreement shall be reduced by any tax or other amount required to be withheld by the Company under applicable law.

    11. Reductions. Notwithstanding anything to the contrary contained in this Agreement, (a) any and all payments and benefits to be provided to the Employee hereunder are subject to reduction to the extent required by applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Company and/or any of its affiliates or subsidiaries and (b) the payments and benefits to which the Employee would be entitled pursuant to Section 6.g hereof or otherwise as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. Any such reduction shall be applied to the amounts due to the Employee in such manner as the Employee may reasonably specify within thirty (30) days following notice from the Company of the need for such reduction or, if the Employee fails to so specify timely, as determined by the Company.

    12. Assignment. The Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other person, corporation or other entity or transfer all or substantially all of its assets to any other person, corporation or other entity. The Company requires the personal services of the Employee and he/she may not assign this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and permitted assigns.

    13. Indemnification. The Company shall, and the Company shall use its best efforts to cause its subsidiaries and affiliates to, indemnify the Employee to the maximum extent permitted by law and regulation in connection with any liability, expense or damage which the Employee incurs or to which the Employee is exposed as a result of the Employee's employment and positions with the Company and its subsidiaries and affiliates as contemplated by this Agreement, provided that the Employee shall not be indemnified with respect to any matter as to which he/she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the Company and its subsidiaries and affiliates. The Company, on behalf of itself and its subsidiaries and affiliates, hereby confirms that the occupancy of all offices and positions which in the future are or were occupied or held by the Employee have been so occupied or held at the request of and for the benefit of the Company and its subsidiaries and affiliates for purposes of the Employee's entitlement to indemnification under applicable provisions of the respective articles of organization and/or other similar documents of the Company and its subsidiaries and affiliates.

    14. Miscellaneous. This Agreement sets forth the entire agreement between the Company and the Employee and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the Employee's employment; provided, however, that this Agreement shall not terminate or supersede any additional obligations of the Employee pursuant to the Original Agreement or any other agreement with respect to the Confidential Information or the like or with respect to any restrictions on the activities of the Employee or the like or with respect to the securities of the Company. The headings and captions contained herein are for convenience of reference only and are not part of this

Agreement. This Agreement may not be modified or amended, and no breach of this Agreement shall be deemed to be waived, unless agreed to in writing by the Employee and the Company. This is a Massachusetts contract and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    15. Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to the Employee at his last known address on the books of the Company or, in the case of the Company, at its main office, attention of the Senior Vice President, Human Resources with a copy to the General Counsel of the Company.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first written above.

THE EMPLOYEE                               UST CORP.


/s/ Katharine C. Armstrong                 By:  /s/ Wallace M. Haselton
-----------------------                         -----------------------
Katharine C. Armstrong                          Wallace M. Haselton
Executive Vice President,                       Chairman, Compensation Committee
Commercial Lending                              and authorized signer

                                       "A"

                                RELEASE OF CLAIMS

     FOR AND IN CONSIDERATION OF the special payments to be made to me in connection with my separation of employment, as set forth in the employment agreement between UST Corp. and me dated as of the ____ day of _____________, 1994 (the "Employment Agreement"), I, on my own behalf and on behalf of my heir, beneficiaries and representatives and all others connected with me, hereby release and forever discharge UST Corp. (the "Company"), its subsidiaries and affiliates, and all of their respective officers, directors, employees, agents, representatives, successors and assigns and all others connected with them (all collectively, the "Releasees"), both individually and in their official capacities, from any and all liability, claims, demands, actions and causes of action of any type (all collectively "Claims") which I have had in the past, now have, or might now have, through the date of my execution of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Massachusetts fair employment practices act, as amended).

     Excluded from the scope of this Release of Claims is (i) any claim arising hereafter under the terms of the Employment Agreement or under the terms of any of the Company's employee qualified and non-qualified benefit plans (including without limitation the Company's employee pension plan, profit sharing plan or stock ownership plan) and (ii) any right of indemnification or contribution pursuant to the Articles of Organization or By-Laws of the Company that I have or hereafter acquire if any claim is asserted or proceedings are brought against me by any governmental or regulatory agency, or by any customer, creditor, employee or shareholder of the Company, or by any self-regulatory organization, stock exchange or the like, related or allegedly related to my having been an officer or employee of the Company or to any of my activities as an officer or employee of the Company.

     By acceptance of or reliance on this Release of Claims, the Company promises that neither it nor any of the other Releasees affiliated with the Company will take any action that is designed, specifically as to me or with respect to a class of similarly situated former employees, to reduce or abrogate, or may reasonably be expected to result in an abridgment or elimination of, any rights of indemnification or contribution available to me pursuant to the Articles of Organization or By-Laws of the Company, or under any policy or policies of directors and officers liability insurance affording coverage to former officers and in effect from time to time, unless any such abridgment or elimination of rights is also generally applicable to then-current officers and employees of the Company.

     In signing this Release of Claims, I acknowledge that I have had at least twenty-one (21) days from the date of my receipt of notice of termination of my employment (or, if applicable, the date I gave such notice to the Company) to consider the terms of this Release of Claims, that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of Claims and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the President of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

     IN WITNESS WHEREOF, I have set my hand and seal on the date written below.


Signature: _________________________________

Date Signed: _______________________________